                                                                     EXHIBIT 4.1

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                                    INDENTURE

                           Dated as of August 15, 1997

                                      Among

                   SC INTERNATIONAL SERVICES, INC., as Issuer,

               SKY CHEFS, INC., CATERAIR INTERNATIONAL, INC. (II),
                     CATERAIR INTERNATIONAL CORPORATION and
                     the Additional Guarantors named herein,
                                 as Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee

                                  $300,000,000

               9 1/4% Senior Subordinated Notes due 2007, Series A
                                       and
               9 1/4% Senior Subordinated Notes due 2007, Series B

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                             [CROSS-REFERENCE TABLE]

   TIA                                                   Indenture
Section                                                    Section

310 (a)(1).........................................      7.10
    (a)(2).........................................      7.10
    (a)(3).........................................      N.A.
    (a)(4).........................................      N.A.
    (a)(5).........................................      N.A.
    (b)............................................      7.08; 7.10; 13.02
    (c)............................................      N.A.
311 (a)............................................      7.11
    (b)............................................      7.11
    (c)............................................      N.A.
312 (a)............................................      2.05
    (b)............................................      13.03
    (c)............................................      13.03
313 (a)............................................      7.06
    (b)(1).........................................      N.A.
    (b)(2).........................................      7.06
    (c)............................................      7.06; 13.02
    (d)............................................      7.06
314 (a)............................................      4.06; 4.08; 13.02
    (b)............................................      N.A.
    (c)(1).........................................      13.04
    (c)(2).........................................      13.04
    (c)(3).........................................      N.A.
    (d)............................................      N.A.
    (e)............................................      13.05
    (f)............................................      N.A
315 (a)............................................      7.01(b)
    (b)............................................      7.05; 13.02
    (c)............................................      7.01(a)
    (d)............................................      7.01(c)
    (e)............................................      6.11
316 (a)(last sentence).............................      2.09
    (a)(1)(A)......................................      6.05
    (a)(1)(B)......................................      6.04
    (a)(2).........................................      N.A.
    (b)............................................      6.07
317 (a)(1).........................................      6.08
    (a)(2).........................................      6.09
    (b)............................................      2.04
318 (a)............................................      13.01
    (c)............................................      13.01

--------------------

N.A means Not Applicable
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Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS

                                                                            Page

                                ARTICLE ONE

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.............................................2
SECTION 1.02.     Incorporation by Reference of TIA......................33
SECTION 1.03.     Rules of Construction..................................33

                                ARTICLE TWO

                                 THE NOTES

SECTION 2.01.     Form and Dating........................................34
SECTION 2.02.     Execution and Authentication...........................35
SECTION 2.03.     Registrar and Paying Agent.............................37
SECTION 2.04.     Paying Agent To Hold Assets in Trust...................37
SECTION 2.05.     Holder Lists...........................................38
SECTION 2.06.     Transfer and Exchange..................................38
SECTION 2.07.     Replacement Notes......................................39
SECTION 2.08.     Outstanding Notes......................................39
SECTION 2.09.     Treasury Notes.........................................40
SECTION 2.10.     Temporary Notes........................................40
SECTION 2.11.     Cancellation...........................................40
SECTION 2.12.     Defaulted Interest.....................................41
SECTION 2.13.     CUSIP Number...........................................41
SECTION 2.14.     Deposit of Moneys......................................41
SECTION 2.15.     Restrictive Legends....................................41
SECTION 2.16.     Book-Entry Provisions for Global Note..................44
SECTION 2.17.     Special Transfer Provisions............................45
SECTION 2.18.     Additional Interest Under Registration
                     Rights Agreement....................................48

                               ARTICLE THREE

                                 REDEMPTION

SECTION 3.01.     Notices to Trustee.....................................49
SECTION 3.02.     Selection of Notes To Be Redeemed......................49
SECTION 3.03.     Notice of Redemption...................................49
SECTION 3.04.     Effect of Notice of Redemption.........................50
SECTION 3.05.     Deposit of Redemption Price............................51
SECTION 3.06.     Notes Redeemed in Part.................................51

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                                                                            Page

                                ARTICLE FOUR

                                 COVENANTS

SECTION 4.01.     Payment of Notes.......................................51
SECTION 4.02.     Maintenance of Office or Agency........................51
SECTION 4.03.     Corporate Existence....................................52
SECTION 4.04.     Payment of Taxes and Other Claims......................52
SECTION 4.05.     Maintenance of Properties and Insurance................53
SECTION 4.06.     Compliance Certificate; Notice of Default..............53
SECTION 4.07.     Compliance with Laws...................................55
SECTION 4.08.     Reports................................................55
SECTION 4.09.     Waiver of Stay, Extension or Usury Laws................56
SECTION 4.10.     Limitation on Restricted Payments......................56
SECTION 4.11.     Limitation on Transactions with Affiliates.............60
SECTION 4.12.     Limitation on Incurrence of Additional
                     Indebtedness........................................61
SECTION 4.13.     Limitation on Dividend and Other Payment
                     Restrictions Affecting Subsidiaries.................62
SECTION 4.14.     Prohibition on Incurrence of Senior
                     Subordinated Debt...................................64
SECTION 4.15.     Change of Control......................................64
SECTION 4.16.     Limitation on Asset Sales..............................66
SECTION 4.17.     Limitation on Preferred Stock of
                     Subsidiaries........................................72
SECTION 4.18.     Limitation on Liens....................................72
SECTION 4.19.     Guarantees of Certain Indebtedness.....................73
SECTION 4.20.     Conduct of Business of the Issuer and Its
                     Restricted Subsidiaries.............................74
SECTION 4.21.     Conduct of Business of Caterair........................74
SECTION 4.22.     Guarantor Capital Stock................................74

                                ARTICLE FIVE

                           SUCCESSOR CORPORATION

SECTION 5.01.     When Issuer May Merge, etc.............................75
SECTION 5.02.     Successor Corporation Substituted......................76

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                                                                            Page

                                ARTICLE SIX

                            DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default......................................76
SECTION 6.02.     Acceleration...........................................78
SECTION 6.03.     Other Remedies.........................................79
SECTION 6.04.     Waiver of Past Defaults................................80
SECTION 6.05.     Control by Majority....................................80
SECTION 6.06.     Limitation on Suits....................................80
SECTION 6.07.     Rights of Holders To Receive Payment...................81
SECTION 6.08.     Collection Suit by Trustee.............................81
SECTION 6.09.     Trustee May File Proofs of Claim.......................81
SECTION 6.10.     Priorities.............................................82
SECTION 6.11.     Undertaking for Costs..................................82

                               ARTICLE SEVEN

                                  TRUSTEE

SECTION 7.01.     Duties of Trustee......................................83
SECTION 7.02.     Rights of Trustee......................................84
SECTION 7.03.     Individual Rights of Trustee...........................86
SECTION 7.04.     Trustee's Disclaimer...................................86
SECTION 7.05.     Notice of Default......................................86
SECTION 7.06.     Reports by Trustee to Holders..........................86
SECTION 7.07.     Compensation and Indemnity.............................87
SECTION 7.08.     Replacement of Trustee.................................88
SECTION 7.09.     Successor Trustee by Merger, etc.......................89
SECTION 7.10.     Eligibility; Disqualification..........................89
SECTION 7.11.     Preferential Collection of Claims Against
                     the Issuer..........................................90

                               ARTICLE EIGHT

                     DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Termination of the Issuer's Obligations................90
SECTION 8.02.     Acknowledgment of Discharge by Trustee.................92
SECTION 8.03.     Application of Trust Money.............................92
SECTION 8.04.     Repayment to the Issuer................................92
SECTION 8.05.     Reinstatement..........................................93

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                                                                            Page

                                ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders.............................93
SECTION 9.02.     With Consent of Holders................................94
SECTION 9.03.     Compliance with TIA....................................96
SECTION 9.04.     Revocation and Effect of Consents......................96
SECTION 9.05.     Notation on or Exchange of Notes.......................97
SECTION 9.06.     Trustee To Sign Amendments, etc........................97

                                ARTICLE TEN

                           SUBORDINATION OF NOTES

SECTION 10.01.    Notes Subordinated to Senior Debt......................97
SECTION 10.02.    No Payment on Notes in Certain Circumstances...........98
SECTION 10.03.    Payment Over of Proceeds upon Dissolution,
                     etc.................................................99
SECTION 10.04.    Payments May Be Paid Prior to Dissolution.............101
SECTION 10.05.    Subrogation...........................................101
SECTION 10.06.    Obligations of the Issuer Unconditional...............102
SECTION 10.07.    Notice to Trustee.....................................102
SECTION 10.08.    Reliance on Judicial Order or Certificate of
                     Liquidating Agent..................................103
SECTION 10.09.    Trustee's Relation to Senior Debt.....................104
SECTION 10.10.    Subordination Rights Not Impaired by Acts or
                     Omissions of the Issuer or Holders of
                     Senior Debt........................................104
SECTION 10.11.    Holders Authorize Trustee To Effectuate
                     Subordination of Notes.............................105
SECTION 10.12.    This Article Ten Not To Prevent Events of
                     Default............................................106

                               ARTICLE ELEVEN

                          GUARANTEES OF THE NOTES

SECTION 11.01.    Guarantees............................................106
SECTION 11.02.    Execution and Delivery of the Guarantees..............108
SECTION 11.03.    Additional Guarantors.................................109
SECTION 11.04.    Limitation of Guarantors' Liability...................109

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                                                                            Page

SECTION 11.05.    Guarantors May Consolidate, etc., on Certain
                     Terms; Release from Guarantee......................110
SECTION 11.06.    Contribution..........................................111
SECTION 11.07.    Waiver of Subrogation.................................111

                               ARTICLE TWELVE

                        SUBORDINATION OF GUARANTEES

SECTION 12.01.    Guarantee Obligations Subordinated to
                     Guarantor Senior Debt..............................112
SECTION 12.02.    No Payment on Guarantees in Certain
                     Circumstances......................................112
SECTION 12.03.    Payment Over of Proceeds upon Dissolution,
                     etc................................................114
SECTION 12.04.    Payments May Be Paid Prior to Dissolution.............116
SECTION 12.05.    Subrogation...........................................116
SECTION 12.06.    Guarantee Provisions Solely To Define
                     Relative Rights....................................117
SECTION 12.07.    Trustee To Effectuate Subordination of
                     Obligations Under the Guarantees...................118
SECTION 12.08.    No Waiver of Guarantee Subordination
                     Provisions.........................................118
SECTION 12.09.    Guarantors To Give Notice to Trustee..................119
SECTION 12.10.    Reliance on Judicial Order or Certificate of
                     Liquidating Agent Regarding Dissolution,
                     etc., of Guarantors................................120
SECTION 12.11.    No Suspension of Remedies.............................121
SECTION 12.12.    Trustee's Relation to Guarantor Senior Debt...........121

                              ARTICLE THIRTEEN

                               MISCELLANEOUS

SECTION 13.01.    TIA Controls..........................................122
SECTION 13.02.    Notices...............................................122
SECTION 13.03.    Communications by Holders with Other Holders..........123
SECTION 13.04.    Certificate and Opinion as to Conditions
                     Precedent..........................................123
SECTION 13.05.    Statements Required in Certificate or
                     Opinion............................................124

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                                                                            Page

SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar.............124
SECTION 13.07.    Legal Holidays........................................124
SECTION 13.08.    Governing Law.........................................124
SECTION 13.09.    No Adverse Interpretation of Other
                     Agreements.........................................125
SECTION 13.10.    No Recourse Against Others............................125
SECTION 13.11.    Successors............................................125
SECTION 13.12.    Duplicate Originals...................................125
SECTION 13.13.    Severability..........................................125

Signatures..............................................................126

Exhibit A - Form of Series A Note.......................................A-1
Exhibit B - Form of Series B Note.......................................B-1
Exhibit C - Form of Certificate To Be Delivered in Connection
               with Transfers to Non-QIB Accredited Investors...........C-1
Exhibit D - Form of Certificate To Be Delivered in Connection
               with Transfers Pursuant to Regulation S..................D-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE, dated as of August 15, 1997, among SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Issuer"), SKY CHEFS, INC., a Delaware corporation ("Sky Chefs"), CATERAIR INTERNATIONAL, INC. (II), a Delaware corporation ("CII"), CATERAIR INTERNATIONAL CORPORATION, a Delaware corporation ("Caterair"), Caterair International Transition Corporation, a Delaware corporation, Onex Ohio Acceptance Corporation, a Delaware corporation, Onex Ohio Finance Corp., a Delaware corporation, Onex Ohio Finance Corp. II, a Delaware corporation, Onex Ohio Equity Corp., a Delaware corporation, Onex Ohio Equity Corp. II, a Delaware corporation, Onex Ohio Credit Corp., a Delaware corporation, Onex Ohio Credit Corp. II, a Delaware corporation, Onex Ohio Capital Corp., a Delaware corporation, Onex Ohio Capital Corp. II, a Delaware corporation, Onex Ohio Fiscal Corp., a Delaware corporation, Onex Ohio Fiscal Corp. II, a Delaware corporation, Onex Ohio Funds Corp., a Delaware corporation, Onex Ohio Funds Corp. II, a Delaware corporation, Arlington Services, Inc., a Delaware corporation, Arlington Services Holding Corporation, a Delaware corporation, Sky Chefs International Corp., a Delaware corporation, Bethesda Services, Inc, a Delaware corporation, Caterair New Zealand Limited (formerly known as Bethesda Services Holding Corporation), a Delaware corporation, JFK Caterers, Inc., a Delaware corporation, Caterair Consulting Services Corporation, a Delaware corporation, Western Aire Chef, Inc., a Delaware corporation, Caterair Airport Properties, Inc, a Delaware corporation, Caterair St. Thomas Holding Corporation, a Delaware corporation, and Sky Chefs Argentine, Inc., a Delaware corporation (each of the foregoing a "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

         The Issuer has duly authorized the creation of an issue of 9 1/4% Senior Subordinated Notes due 2007, Series A (the "Initial Notes") and 9 1/4% Senior Subordinated Notes due 2007, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) (the "Exchange Notes" and, together with the Private Exchange Notes (as defined herein) and the Initial Notes, the "Notes") and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Notes will be guaranteed on a senior subordinated basis by the Guarantors. All things necessary to make the Notes, when duly issued and executed by the Issuer, and authenticated and delivered hereunder, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, have been done.

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

         "Acceleration Notice" has the meaning provided in Section 6.02.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or a Subsidiary of Caterair, as the case may be, or at the time it merges or consolidates with the Issuer or any Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or a Subsidiary of Caterair, as the case may be, or such acquisition, merger or consolidation.

         "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee of such Guarantor), excluding Subordinated Indebtedness and debt in respect of its Guarantee as they become absolute and matured.

         "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Transaction" has the meaning provided in Section 4.11.

         "Agent" means any Registrar, Paying Agent or Co-Registrar.

         "Agent Members" has the meaning provided in Section 2.16.

         "Airline Catering Joint Venture" means any joint venture, partnership, limited liability company or other Person engaged in the business of providing airline catering services.

         "Asset Acquisition" means (a) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or a Subsidiary of any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than pursuant to operating leases of real or personal property entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any Restricted Subsidiary of the Issuer (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Restricted Subsidiary of the Issuer of (a) any Capital Stock of any Restricted Subsidiary of the Issuer or (b) any other property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than in the ordinary course of business; provided, however, that an Asset Sale shall not include (i) a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $1 million,
(ii) the sale or discount, in each case without recourse (other than recourse for breach of a representation or warranty), of accounts re-ceivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iii) the factoring or securitization of accounts receivable arising in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under Section 5.01 and (v) the sale or other disposition in the ordinary course of business of equipment or materials which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business.

         "Australian Assets" means any of the shares of Caterair Airport Services Pty Limited owned by Caterair Australia Pty Limited which Qantas Flight Catering Holdings Limited has the option to acquire pursuant to the exercise of the call options respectively described in clauses 19A, 19B and 19C of the Restated Shareholders Deed made on December 18, 1996 among Caterair Airport Services Pty Limited, Caterair Australia Pty Limited, CII, OFSI, Qantas Airways Limited and Qantas Flight Catering Holdings Limited.

         "Authenticating Agent" has the meaning provided in Section 2.02.

         "Authorized Officer" means, with respect to any Person, each of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer designated as an Authorized Officer by the Board of Directors in a writing delivered to the Trustee.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Blockage Period" has the meaning provided in Section 10.02.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means a day that is not a Legal Holiday.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required for financial reporting purposes to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) time deposits, certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; provided that instruments issued by banks not having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc. shall not constitute "Cash Equivalents" for purposes of the subordination provisions of this Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types de-scribed in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) except for purposes of the subordination provisions of this Indenture, investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above; and (vii) overnight deposits and demand deposits maintained in the ordinary course of business.

         "Caterair" has the meaning provided in the preamble.

         "Caterair Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than pursuant to operating leases of real or personal property entered into in the ordinary course of business), assignment or other transfer for value by Caterair or any Subsidiary of Caterair (including any Sale and Leaseback Transaction) to any Person other than Caterair or a Wholly Owned Subsidiary of Caterair of (a) any Capital Stock of any Subsidiary of Caterair or (b) any other property or assets of Caterair or any Subsidiary of Caterair other than in the ordinary course of business; provided, however, that Caterair Asset Sale shall not include (i) a transaction or series of related transactions for which Caterair or its Subsidiaries receive aggregate consideration of less than $1 million, (ii) the sale or discount, in each case without recourse (other than recourse for breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iii) the factoring or securitization of accounts receivable arising in the ordinary course of business, (iv) the sale or other disposition in the ordinary course of business of equipment or materials which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (v) the sale of assets to the Issuer or any Restricted Subsidiary of the Issuer in connection with the exercise of the purchase options for the Caterair Leased Property pursuant to the Caterair Lease and the Caterair Licensed Property pursuant to the Caterair License.

         "Caterair Holdings" means Caterair Holdings Corporation, a Delaware corporation.

         "Caterair Lease" means collectively the lease and sublease agreements pursuant to which the Caterair Leased Property is leased to the Issuer or Subsidiaries of the Issuer.

         "Caterair Leased Property" means (i) the property and assets listed on
Schedule 2.2(k) to the Master Agreement and

(ii) all other property and assets acquired by Caterair and substantially contemporaneously with such acquisition leased by Caterair to the Issuer or Subsidiaries of the Issuer.

         "Caterair License" means, collectively, the license agreements pursuant to which the Caterair Licensed Property is licensed to the Issuer or Subsidiaries of the Issuer.

         "Caterair Licensed Property" means (i) the property and assets listed on Schedule 2.2(o) to the Master Agreement and (ii) all other property and assets acquired by Caterair and substantially contemporaneously with such acquisition licensed by Caterair to the Issuer or Subsidiaries of the Issuer.

         "Caterair Net Proceeds Offer" has the meaning provided in Section 4.15.

         "Caterair Net Proceeds Offer Amount" has the meaning provided in
Section 4.15.

         "Caterair Net Proceeds Offer Trigger Date" has the meaning provided in
Section 4.15.

         "Caterair Promissory Note" means the 8% Pay-in-Kind Promissory Note due 2001 of Caterair.

         "Caterair Restricted Payment" has the meaning provided in Section 4.10.

         "Caterair Tax Sharing Agreement" means the Income Tax Sharing Agreement dated December 15, 1989, among Marriott Corporation, Caterair Holdings and Caterair.

         "Certificated Securities" means Notes in definitive registered form.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer or OFSI, as the case may be, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than a Permitted Holder or Holders; or (ii) if the Permitted Holders do not own, directly or indirectly, beneficially (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer or OFSI, as the case may be, (A) any Person or Group, other than a Permitted Holder or Holders, shall become the owner, directly or indirectly, beneficially (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer or OFSI, as the case may be, or (B) the replacement of a majority of the Board of Directors of either the Issuer or OFSI, as the case may be, over a two-year period from the directors who constituted the Board of Directors of such Person at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of such Person then still in office who either were members of the Board of Directors of such Person at the beginning of such period or whose election as a member of the Board of Directors of such Person was previously so approved.

         "Change of Control Date" has the meaning provided in Section 4.15.

         "Change of Control Offer" has the meaning provided in Section 4.15.

         "Change of Control Payment Date" has the meaning provided in Section 4.15.

         "CII" has the meaning provided in the preamble.

         "Consolidated Amortization Expense" means, with respect to any Person for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) in conformity with GAAP.

         "Consolidated Depreciation Expense" means, with respect to any Person for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) in conformity with GAAP.

         "Consolidated EBITDA" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such

Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) paid or accrued in conformity with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense, (v) Consolidated Depreciation Expense and (vi) Consolidated Non-cash Charges.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness (excluding the incurrence of Indebtedness under any revolving credit facility and including repayment of Indebtedness under any revolving credit facility only to the extent that such repayment effects a permanent reduction in the availability thereunder) of such Person or any of its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries, other than Indebtedness between the Issuer or any Subsidiary of the Issuer and Caterair or any Subsidiary of Caterair) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the

Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum (not in excess of the maximum possible rate if such agreement is an interest rate cap, interest rate collar or similar agreement) resulting after giving effect to the operation of such agreements; and (4) the permanent retirement of any Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date shall be given effect as if it occurred at the beginning of such Four Quarter Period.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of debt issuance costs), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in common stock) paid, accrued or scheduled to be paid or accrued during such period and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries), including the net costs associated with Interest Swap Obligations and capitalized interest, for such period determined on a consolidated basis in conformity with GAAP; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) during such period as determined on a consolidated basis in accordance with GAAP. In addition, in calculating the Consolidated Interest Expense of the Issuer, interest expense with respect to Indebtedness between the Issuer or any Subsidiary of the Issuer and Caterair or any Subsidiary of Caterair shall be excluded therefrom.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (and, in the case of the Issuer, Caterair) for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) and Caterair Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with such first Person or any Subsidiary of such first Person, (d) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net loss of any Person, other than a Restricted Subsidiary of such first Person and (f) the net income of any Person, other than a Restricted Subsidiary of such first Person, in which such first Person has an equity interest, except to the extent of cash dividends or distributions paid to such first Person or a Restricted Subsidiary of such first Person. Notwithstanding the foregoing, in calculating the Consolidated Net Income of the Issuer, (i) charges incurred by the Issuer in connection with the consummation of the transactions contemplated by the Master

Agreement (including, without limitation, (A) severance payments and other employee costs and (B) external consulting services primarily associated with the implementation of labor savings programs) shall not be deducted therefrom,
(ii) the goodwill and the increases in amortization and depreciation resulting from the consummation of the transactions contemplated by the Master Agreement shall not be deducted therefrom and (iii) interest payments or accruals on the Caterair Promissory Note shall not be taken into account.

         "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) reducing Consolidated Net Income of such Person and its Restricted Subsidiaries (and, in the case of the Issuer, Caterair and its Subsidiaries) for such period, determined on a consolidated basis in conformity with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, is a party designed to protect the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Default Notice" shall have the meaning provided in Section 10.02.

         "Depository" means the DTC.

         "Designated Guarantor Senior Debt" means (i) Indebtedness incurred or guaranteed by a Guarantor under or in respect of the Senior Bank Financing and
(ii) any other Indebtedness constituting Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $10 million and is specifically designated in the instrument evidencing such Guarantor Senior Debt as "Designated Guarantor Senior Debt" by the applicable Guarantor.

         "Designated Senior Debt" means (i) Indebtedness under or in respect of the Senior Bank Financing and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $10 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Issuer.

         "Discharged" has the meaning provided in Section 8.01.

         "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes.

         "DTC" means The Depository Trust Company.

         "Event of Default" has the meaning provided in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Notes" has the meaning provided in the preamble to this Indenture.

         "Exchange Offer" means the registration by the Issuer and the Guarantors under the Securities Act pursuant to a registration statement of the offer by the Issuer and the Guarantors to each Holder of the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

         "Funding Guarantor" has the meaning provided in Section 11.06.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Global Note" has the meaning provided in Section 2.01.

         "Guarantees" means the guarantees of the Notes on a senior subordinated basis by the Guarantors pursuant to Article Eleven hereof.

         "Guarantor Blockage Period" has the meaning provided in Section 12.02.

         "Guarantor Default Notice" has the meaning provided in Section 12.02.

         "Guarantor Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other obligations with respect to, any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Guarantor under the Senior Bank Financing, including, without limitation, (a) obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (b) guarantees by a Guarantor of Obligations under the Senior Bank Financing where the direct borrower is the Issuer or a Subsidiary of the Issuer, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees, (ii) any Indebtedness of a Guarantor to a Subsidiary of such Guarantor, (iii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of a Guarantor or any Subsidiary of a Guarantor (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by a Guarantor, (vii) that portion of any Indebtedness incurred in violation of the provisions set forth in Section 4.12 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of this Indenture), and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of a Guarantor.

         "Guarantors" means (i) each Guarantor named in the preamble, (ii) each Restricted Subsidiary of the Issuer or Subsidiary of Caterair which becomes a guarantor of the Notes in compliance with the provisions set forth under Section
4.19 and (iii) each Restricted Subsidiary of the Issuer or Subsidiary of Caterair executing a supplemental indenture in which such Restricted Subsidiary or Subsidiary, as the case may be, agrees to be bound by the terms of the Notes and this Indenture.

         "Holder" means a holder of Notes.

         "Indebtedness" means with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the amount of the obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in conformity with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Initial Notes" has the meaning provided in the preamble to this Indenture.

         "Initial Purchasers" means BT Securities Corporation, J.P. Morgan Securities Inc., Credit Suisse First Boston Corpo-ration, Goldman, Sachs & Co., Smith Barney Inc. and Bankers Trust International PLC.

         "Institutional Accredited Investor" means an institution that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "interest" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

         "Investment" means, with respect to any Person any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Issuer and its Restricted Subsidiaries and Caterair and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Issuer and its Restricted Subsidiaries or Caterair and its Subsidiaries, as the case may be. In no event shall this definition of "Investment" include payments by the Issuer to a trust established in connection with a Voluntary Employees' Beneficiary Association (as referred to in Section 501(c)(9) of the Internal Revenue Code of 1986). For the purposes of Section 4.10, (i) an "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the

Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Issuer and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Issuer at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Issuer and
(ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment, to the extent constituting a return on capital in conformity with GAAP.

         "Issue Date" means the date of original issuance of the Notes.

         "Issuer" means SC International Services, Inc.

         "Legal Holiday" has the meaning provided in Section 10.07.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest but excluding operating leases of real or personal property).

         "LSG/Lufthansa" means LSG Lufthansa Service GmbH, a company organized under the laws of the Federal Republic of Germany.

         "Lufthansa" means Deutsche Lufthansa AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany.

         "Maturity Date" means September 1, 2007.

         "Net Cash Proceeds" means, (i) with respect to any Asset Sale or Caterair Asset Sale, as the case may be, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, from such Asset Sale or Caterair Asset Sale, as the case may be, net of (a) out-of-pocket expenses and fees relating to such Asset Sale or Caterair Asset Sale, as the case may be (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) any and all taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale or Caterair Asset Sale, as the case may be, (d) any portion of cash proceeds which the Issuer or Caterair, as the case may be, determines in good faith should be reserved for post-closing adjustments or indemnities, it being understood and agreed that on the day that all such post-closing adjustments or indemnities have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale or Caterair Asset Sale, as the case may be, exceeds the actual post-closing adjustments or indemnities payable by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, shall constitute Net Cash Proceeds on such date or
(ii) with respect to the sale of Capital Stock by any Person not constituting an Asset Sale or Caterair Asset Sale, as the case may be, the aggregate net cash proceeds received by such Person after payment of expenses, commissions and other similar charges incurred in connection therewith.

         "Net Proceeds Offer" has the meaning set forth in Section 4.16.

         "Net Proceeds Offer Amount" has the meaning set forth in Section 4.16.

         "Net Proceeds Offer Trigger Date" has the meaning set forth in Section 4.16.

         "Non-Significant Subsidiary" of any Person means any Restricted Subsidiary of such Person which at the time of determination is not a Significant Subsidiary of such Person.

         "Non-U.S. Person" means a Person who is not a U.S. Person as defined in Regulation S.

         "Notes" has the meaning provided in the preamble to this Indenture.

         "Obligations" means all obligations for, or guaranteeing the payment of, principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other li-abilities payable under the documentation governing any Indebtedness, without duplication.

         "Offering Memorandum" means the Offering Memorandum, dated August 22, 1997, pursuant to which the Initial Notes were offered and any supplement thereto.

         "Officers' Certificate" means a certificate signed by two officers of the Issuer.

         "OFSI" means Onex Food Services, Inc., a Delaware corporation.

         "OFSI Tax Sharing Agreement" means the Tax Sharing Agreement, dated the Issue Date, among OFSI, the Issuer, Sky Chefs and CII.

         "Oncap" means Oncap Holdings Corp., an Ontario corporation.

         "Onex" means Onex Corporation, an Ontario corporation.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

         "Paying Agent" has the meaning provided in Section 2.03.

         "Permitted Holder" means (i) Lufthansa, (ii) LSG/Lufthansa, (iii) Gerald W. Schwartz, (iv) Onex and/or (v) Oncap.

         "Permitted Indebtedness" means, without duplication, (i) the Notes,
(ii) the Guarantees, (iii) Indebtedness incurred pursuant to the Senior Bank Financing, the aggregate outstanding principal amount of which shall not at any time exceed the sum of the aggregate commitments pursuant to the Senior Bank Financing as in effect on the Issue Date (A) less the amount of all mandatory principal payments actually made in respect of the term loan thereunder and (B) reduced by any required repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder actually effected in satisfaction of the application of the Net Cash Proceeds requirement described under Section 4.16, (iv) other Indebtedness of the Issuer, Caterair and their respective Subsidiaries outstanding on the Issue Date, (v) Interest Swap Obligations covering Indebtedness of the Issuer, Caterair or any of their respective Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Issuer or Caterair, as the case may be, to protect the Issuer or any Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, from fluctuations in interest rates on their respective outstanding Indebtedness,
(vi) Indebtedness under Currency Agreements, (vii) (A) intercompany Indebtedness owed by the Issuer to any Wholly Owned Restricted Subsidiary of the Issuer or by any Restricted Subsidiary of the Issuer to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (B) intercompany Indebtedness owed by Caterair to any Wholly Owned Subsidiary of Caterair or by any Subsidiary of Caterair to Caterair or any Wholly Owned Subsidiary of Caterair and (C) Indebtedness between the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, on the one hand, and Caterair or any Wholly Owned Subsidiary of Caterair, on the other hand, (viii) Acquired Indebtedness to the extent the Issuer could have incurred such Indebtedness in accordance with Section 4.12,
(ix) (A) performance bonds, completion guarantees and similar obligations (exclusive of obligations for the payment of borrowed money), (B) guarantees pursuant to Section 4.19 and (C)(1) guarantees by the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer of Indebtedness of Caterair or any Wholly Owned Subsidiary of Caterair, (2) guarantees by Caterair or any Wholly Owned Subsidiary of Caterair of Indebtedness of the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (3) guarantees by the Issuer and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness and (4) guarantees by Caterair and its Wholly Owned Subsidiaries of each other's Indebtedness; provided that in the case of each guarantee of Indebtedness pursuant to clause
(C)(1), (C)(2), (C)(3) or (C)(4), such Indebtedness is incurred in accordance with the provisions of this Indenture, (x) in addition to Capitalized Lease Obligations permitted under any other clause of this definition, purchase money Indebtedness and Indebtedness evidenced by Capitalized Lease Obligations not to exceed an aggregate of $10 million at any one time outstanding, (xi) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including Capitalized Lease Obligations incurred after the repayment of all or a portion of the Capitalized Lease Obligations outstanding as of the Issue Date so long as the aggregate amount of Capitalized Lease Obli-gations incurred and outstanding at any time pursuant to clause (iv) above and this clause (xi) does not exceed the amount of Capitalized Lease Obligations outstanding on the Issue Date, and any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Issuer, Caterair and their respective Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (iii), (xi) or (xiii) of this definition), (xii) Indebtedness incurred in connection with the exercise of the purchase options for the Caterair Leased Property pursuant to the Caterair Lease and the Caterair Licensed Property pursuant to the Caterair License; provided that any payment made to Caterair in connection with the exercise of such options is used by Caterair to prepay Guarantor Senior Debt or, if there is no Guarantor Senior Debt outstanding, to prepay Senior Debt and/or to repay the Caterair Promissory Note; provided that if Caterair elects to repay the Caterair Promissory Note, the Issuer immediately uses the proceeds received from such repayment to prepay Senior Debt, and (xiii) additional Indebtedness of the Issuer, Caterair and Restricted Subsidiaries of the Issuer in an aggregate principal amount not to exceed $75 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Bank Financing).

         "Permitted Investments" means (i) (A) Investments by the Issuer or any Restricted Subsidiary of the Issuer in, or for the benefit of, any Restricted Subsidiary of the Issuer (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Issuer) and Investments in, or for the benefit of, the Issuer by any Restricted Subsidiary of the Issuer and (B) In-vestments by Caterair in, or for the benefit of, any Wholly Owned Subsidiary of Caterair and Investments in, or for the benefit of, Caterair by any Subsidiary of Caterair, (ii) cash and Cash Equivalents, (iii) Investments existing on the Issue Date, except for Investments in Restricted Subsidiaries of the Issuer, which shall be governed by clause (i)(A) above, (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (v) loans and advances by the Issuer and its Subsidiaries to their respective employees (A) the proceeds of which are used to purchase common stock of OFSI and which proceeds are contributed by OFSI to the Issuer (which contribution shall not be included as a capital contribution for purposes of clause (iii)(z) of the first paragraph of Section 4.10) or (B) in the ordinary course of business, which loans or advances do not exceed $3 million at any one time outstanding, (vi) the Guarantees, (vii) any Investment that qualifies as Permitted Indebtedness, (viii) Investments by the Issuer or any Restricted Subsidiary of the Issuer in Unrestricted Subsidiaries of the Issuer or in other Persons in an amount not to exceed $30 million at any one time outstanding, (ix)
(A) Investments by the Issuer or any Restricted Subsidiary of the Issuer in Caterair or any Wholly Owned Subsidiary of Caterair and (B) Investments by Caterair or any Subsidiary of Caterair in the Issuer or any Restricted Subsidiary of the Issuer, (x) Investments received by the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, as consideration for asset sales, including Asset Sales or Caterair Asset Sales; provided that in the case of an Asset Sale or Caterair Asset Sale, such Asset Sale or Caterair Asset Sale is effected in compliance with Section 4.16 and (xi) in addition to Investments permitted under clause
(viii) above, Investments in Unrestricted Subsidiaries that are engaged in the business of providing airline catering services and Airline Catering Joint Ventures in an aggregate amount not to exceed $50 million at any one time outstanding.

         "Permitted Liens" means the following types of Liens:

         (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Restricted Subsidiaries or Caterair or its Subsidiaries, as the case may be, shall have set aside on its books such reserves as may be required in conformity with GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, as well as deposits to secure each of the foregoing, for sums not yet delinquent more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP for financial reporting purposes shall have been made in respect thereof;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) judgment Liens not giving rise to an Event of Default;

         (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, or of Caterair and its Subsidiaries, taken as a whole, as the case may be;

         (vi) any interest or title of a lessor under any Capitalized Lease Obligation and precautionary filings made for informational purposes in connection with true leases, consignments and similar arrangements;

         (vii) purchase money Liens to finance property or assets of the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, other than the property and assets so acquired and

    (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

         (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any Restricted Subsidiary of the Issuer or Caterair or any Subsidiary of Caterair, as the case may be, including rights of offset and set-off;

         (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (xii) Liens securing Indebtedness under Currency Agreements;

         (xiii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (xi) of the definition of Permitted Indebtedness; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

         (xiv) Liens securing Indebtedness incurred in reliance on clause (xiii) of the definition of Permitted Indebtedness;

         (xv) Liens in favor of the Trustee to secure the Issuer's payment obligations to the Trustee; and

         (xvi) non-consensual Liens which do not individually or in the aggregate materially detract from the value or transferability of the property or assets of the Issuer, any Restricted Subsidiary of the Issuer, Caterair or any

    Subsidiary of Caterair, or materially impair the use of any such property or assets in the operation of the respective businesses of the Issuer, any Restricted Subsidiary of the Issuer, Caterair or any Subsidiary of Caterair.

         "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Physical Notes" has the meaning provided in Section 2.01.

         "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such Person.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

         "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

         "Proceeds Purchase Date" has the meaning provided in Section 4.16.

         "Productive Assets" means assets of a kind used or usable in the businesses of the Issuer and its Restricted Subsidiaries or Caterair and its Subsidiaries, as the case may be, or similar, ancillary, complementary or related to such businesses, as conducted on the date of the relevant Asset Sale or Caterair Asset Sale, as the case may be, including, without limitation, equity interests and other assets the acquisition of which would constitute a "Permitted Investment" under clause (i)(A) of the definition thereof.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

         "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of OFSI or the Issuer pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided that in the event of a Public Equity Offering by OFSI, OFSI contributes to the capital of the Issuer net cash proceeds of such Public Equity Offering in an amount sufficient to redeem the Notes called for redemption in accordance with the terms thereof.

         "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "redemption price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 28, 1997, by and among the Issuer, the Guarantors and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "Restricted Payment" shall have the meaning set forth in Section 4.10.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary of such Person.

         "Rule 144A" means Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of the Issuer or Caterair or a Subsidiary of Caterair, as the case may be, of any property, whether owned by the Issuer or a Restricted Subsidiary of the Issuer or Caterair or a Subsidiary of Caterair, as the case may be, at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or a Restricted Subsidiary of the Issuer or Caterair or a Subsidiary of Caterair, as the case may be, to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Senior Bank Financing" means the Term Loan Agreement dated as of the Issue Date, among each of SCIS and Caterair, as borrowers, the guarantors thereunder, the lenders party thereto from time to time in their capacities as lenders thereunder, and Morgan Guaranty Trust Company of New York, as administrative agent, J.P. Morgan Securities Inc. and Bankers Trust Company, as co-arrangers, and Bankers Trust Company, as syndication agent, and the Revolving Credit Facility, dated as of the Issue Date, among the Issuer, as borrower, the guarantors thereunder, the lenders party thereto from time to time in their capacities as lenders thereunder and Morgan Guaranty Trust Company of New York, as administrative agent, J.P. Morgan Securities Inc. and Bankers Trust Company, as co-arrangers, and Bankers Trust Company, as syndication agent, together, in each case, with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Restricted Subsidiaries of the Issuer and Subsidiaries of Caterair as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement to any thereof and whether by the same or any other syndication agent, documentation agent, administrative agent, lender or group of lenders.

         "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other obligations with respect to, any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Issuer under the Senior Bank Financing, including, without limitation, (a) obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (b) guarantees by the Issuer of Obligations under the Senior Bank Financing where the direct borrower is Caterair or a Subsidiary of the Issuer, (y) all Interest Swap Obligations and
(z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, (ii) any Indebtedness of the Issuer to a Subsidiary of the Issuer, (iii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any Subsidiary of the Issuer (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by the Issuer, (vii) that portion of any Indebtedness incurred in violation of the provisions of this Indenture set forth under Section 4.12 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of this Indenture); and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

         "Significant Subsidiary" means, as of any date of determination, for any Person, each Subsidiary of such Person (or, in the case of the Issuer, each Restricted Subsidiary of the Issuer) which (i) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or 10% of Consolidated EBITDA of such Person or (ii) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

         "Sky Chefs" has the meaning provided in the preamble.

         "Subordinated Indebtedness" means, with respect to any Guarantor, Indebtedness of such Guarantor which is subordinated in right of payment to the Guarantee of such Guarantor.

         "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the vot-ing interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Subsidiary Guarantors" means each of the Guarantors except for Caterair and any Subsidiary of Caterair and any other Restricted Subsidiary of the Issuer which becomes a Guarantor of the Notes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and assigned to administer this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Notes" means one or more Notes that are not required to bear the Private Placement Legend in the form set forth in Section 2.15, including, without limitation, the Exchange Notes.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary), other than a Subsidiary Guarantor, to be an Unrestricted Subsidiary of the Issuer unless such Subsidiary of the Issuer owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Issuer certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary of the Issuer to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any

Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Issuer or a Restricted Subsidiary of the Issuer may guarantee Indebtedness of an Unrestricted Subsidiary of the Issuer if such guarantee is made in accordance with Section 4.10. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary of the Issuer to be a Restricted Subsidiary of the Issuer only if (x) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

         "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture securities holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular; and

         (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES


SECTION 2.01. Form and Dating.

         The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Subject to Section 4.19, each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form included in Exhibit A and Exhibit B hereto.

         The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes"). All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Issuer have been so complied with.

SECTION 2.02. Execution and Authentication.

         Two Officers, or an Officer and a Secretary or an Assistant Secretary, of the Issuer shall sign, or one Officer shall sign and one Officer, a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes by manual or facsimile signature. The endorsement of the Guarantee by each Guarantor shall be executed by an Officer, a Secretary, an Assistant Secretary or another authorized signatory of such Guarantor.

         If an Officer, Secretary or Assistant Secretary whose signature is on a Note or a Guarantee was an Officer, Secretary or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $300,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $300,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with
(iii)(x) above, in each case upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer. The aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000, except as provided in Sections 2.07 and 2.08.

         In the event that the Issuer shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Issuer shall use its reasonable best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

         The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

         Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes and each of the Guarantors shall execute a Guarantee thereon at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.15, 4.16 or 9.05, in which event the Issuer shall be responsible for the payment of such taxes).

         The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to

Article Three, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07. Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Issuer, the Guarantors and the Trustee, to protect the Issuer, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer and the Guarantors.

SECTION 2.08. Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, and for purposes of determining the amount of Notes outstanding at the time of a redemption made in accordance with paragraph 6(b) of the Notes, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10. Temporary Notes.

         Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

SECTION 2.11. Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (but shall not be required to destroy) all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that the Issuer has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

         The Issuer in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

         Prior to each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15. Restrictive Legends.

         Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed by the Issuer and the Holder thereof):

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
    (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

    LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS
    AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
    SECTION 2.17 OF THE INDENTURE.

SECTION 2.16. Book-Entry Provisions for Global Note.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in the penultimate and last paragraphs of Section 2.15.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, the Guarantors shall execute Guarantees on and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

         (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue
    Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and such other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuer shall execute, the Guarantors shall execute the Guarantees on and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is re-lying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

         The Trustee shall not be liable for any transfer, exchange or assignment of a Note by a Holder in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (e) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of an Issuer within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of the Issuer (other than by an Affiliate of the Issuer) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15 hereof, unless otherwise agreed by the Issuer (with written notice thereof to the Trustee).

SECTION 2.18. Additional Interest Under
              Registration Rights Agreement.

         Under certain circumstances, the Issuer shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference. Notwithstanding such incorporation by reference, the Trustee shall have no duties or obligations under the Registration Rights Agreement. The Issuer shall notify the Trustee if any Additional Interest is payable on the Notes.

                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01. Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to Paragraph 6(a) or 6(b) of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Issuer's expense) at least 60 days (unless a shorter notice period shall be satisfactory to the Trustee) but not more than 90 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed.

         If fewer than all of the Notes are to be redeemed, selection of the Notes or portions thereof for redemption shall be made by the Trustee by lot, pro rata or in such manner as it shall deem appropriate and fair and in such manner as complies with any applicable legal requirements; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed at the last address for such Holder then shown on the registry books a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP number, if any) and shall state:

         (1) the Redemption Date;

         (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

         (3) the name and address of the Paying Agent;

         (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

         (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

         (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

SECTION 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05. Deposit of Redemption Price.

         Before the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         On and after any Redemption Date, interest will cease to accrue on the Notes or parts thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the Redemption Price in compliance with the preceding paragraph.

SECTION 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01. Payment of Notes.

         The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02. Maintenance of Office or Agency.

         The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presenta-tions, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03. Corporate Existence.

         Except as otherwise permitted by Article Four, Article Five or Section 11.05, the Issuer, Caterair and each other Guarantor that is a Significant Subsidiary of the Issuer or Caterair shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect their respective corporate or other existence and the corporate or other existence of each of their respective Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and franchises of the Issuer or Caterair, as the case may be, and each of their respective Significant Subsidiaries; provided, however, that the Issuer and Caterair shall not be required to preserve, with respect to themselves, any material right or franchise and, with respect to any of their respective Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuer, Caterair or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer reasonably necessary or desirable in the conduct of the business of the Issuer, Caterair or any such Significant Subsidiary.

SECTION 4.04. Payment of Taxes and Other Claims.

         Each of the Issuer and Caterair shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment, claim or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.05. Maintenance of Properties and Insurance.

         (a) Each of the Issuer and Caterair shall, and shall cause each of its Significant Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Issuer or Caterair, as the case may be, may be reasonably necessary to the conduct of the business of the Issuer and its Significant Subsidiaries or Caterair and its Significant Subsidiaries, as the case may be; provided, however, that nothing in this Section 4.05 shall prevent the Issuer or any of its Significant Subsidiaries or Caterair or any of its Significant Subsidiaries, as the case may be, from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the Board of Directors of such Person, no longer reasonably necessary in the conduct of their respective businesses.

         (b) Each of the Issuer and Caterair shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer or Caterair, as the case may be, are reasonably adequate and appropriate for the conduct of the business of the Issuer and its Subsidiaries or Caterair and its Subsidiaries, as the case may be.

SECTION 4.06. Compliance Certificate; Notice of Default.

         (a) The Issuer shall deliver to the Trustee, within 120 days after the end of the Issuer's fiscal year, an Officers' Certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Offi-cers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

         (b) Caterair shall deliver to the Trustee, within 120 days after the end of Caterair's fiscal year, an Officers' Certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge Caterair during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should Caterair elect to change the manner in which it fixes its fiscal year end.

         (c) The copy of the annual report on Form 10-K of the Issuer as filed with the SEC or the annual financial statements delivered to the Trustee pursuant to Section 4.08 shall be accompanied by a written report of the Issuer's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (d) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its actual knowledge of such occurrence.

SECTION 4.07. Compliance with Laws.

         The Issuer and each Guarantor shall comply, and shall cause each of their respective Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America and each other country in which the Issuer or any Guarantor conducts business, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.

SECTION 4.08. Reports.

         The Issuer will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will provide the Trustee, Holders and Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) which request such information from the Issuer and indicate a bona fide interest in purchasing Notes with consolidated financial statements of the Issuer and a related "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to those which would have been required to appear in quarterly or annual reports of the Issuer and, to holders of Transfer Restricted Notes any other information set forth in Rule 144A(d)(4) or any successor provision under the Act. In addition, the Issuer will provide the Trustee and Holders with unaudited combined financial data of the Issuer and the Guarantors, substantially in the form provided under the caption "Summary -- Summary Unaudited Pro Forma Financial Data" (excluding the information under the caption "Operating Statistics") in the Offering Memorandum, for each fiscal year of the Issuer and for the first three fiscal quarters of each fiscal year of the Issuer. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Issuer will also comply with the other provisions of TIA Section 314(a).

SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10. Limitation on Restricted Payments.

         The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Issuer or warrants, rights or options to acquire such Qualified Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Issuer or its Restricted Subsidiaries that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such

Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Issuer is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Issuer in good faith) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuer earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate Net Cash Proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Issuer (including proceeds from the issuance and sale of any securities of the Issuer convertible into or exchangeable for Qualified Capital Stock of the Issuer to the extent such securities are so converted or exchanged and including any additional proceeds received by the Issuer upon such conversion or exchange); plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate Net Cash Proceeds received by the Issuer as capital contributions subsequent to the Issue Date and on or prior to the Reference Date.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) the acquisition of any shares of Capital Stock of the Issuer or warrants, options or other rights to acquire Capital Stock of the Issuer, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock; (3) the acquisition of Indebtedness of the Issuer that is subordinate or junior in right of payment to the Notes, either (i) solely in exchange for shares of Qualified

Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock or for Indebtedness of the Issuer which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or
(ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer or warrants, options or other rights to acquire such Qualified Capital Stock or Indebtedness of the Issuer which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;
(4) payments by the Issuer to OFSI to enable OFSI to pay a dividend to LSG/Lufthansa (or a Subsidiary thereof), in an aggregate amount not to exceed $2.5 million in any 12-month period; provided that any unused portion of such amount may be carried over to any subsequent 12-month period; (5) payments by the Issuer to OFSI on or after January 1, 1997 to enable OFSI to pay dividends to stockholders of OFSI other than LSG/Lufthansa (or a Subsidiary thereof), in an amount not to exceed $6 million in any 12-month period; provided that any unused portion of such amount may be carried over to any subsequent 12-month period; (6) payments by the Issuer or any of its Subsidiaries to OFSI pursuant to the OFSI Tax Sharing Agreement; (7) payments by the Issuer to OFSI sufficient to enable OFSI to (i) pay franchise taxes and other fees and expenses necessary to maintain its corporate existence, (ii) pay reasonable fees to its directors and (iii) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business, other than those functions which are related exclusively to OFSI's investments in Persons other than the Issuer and Subsidiaries of the Issuer; (8) payments by the Issuer or any of its Subsidiaries to OFSI in an aggregate amount not to exceed $6 million in any 12-month period, the proceeds of which are used by OFSI to repurchase outstanding shares of OFSI's common stock from current or former employees or directors of the Issuer or any of its Subsidiaries (A) following the death, disability or termination of any such person or (B) pursuant to one or more written plans approved by the Board of Directors of OFSI; and (9) payments by the Issuer or any of its Subsidiaries to OFSI, the proceeds of which are used by OFSI to fund payments under a plan implemented to compensate management of the Issuer and its Subsidiaries based on the value of OFSI's common stock; provided, however, that in the case of clauses (4), (5) and (8)(B), no Default or Event of

Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (x) 100% of each of the payments described in clauses (1),
(4) and (5) above (to the extent such expenditure is in the form of cash) and
(y) 50% of the payments described in clauses (8)(A) and (8)(B) above (to the extent such expenditure is in the form of cash), other than amounts paid to the Issuer or a Subsidiary of the Issuer by OFSI or such employee in satisfaction of loans or advances made by the Issuer or such Subsidiary pursuant to clause (v)
(A) of the definition of "Permitted Investments" (which shall not be included in such calculation or in the calculation of payments made pursuant to clause (8)), shall be included in such calculation.

         Caterair shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution on or in respect of shares of Caterair's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Caterair or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduling sinking fund payment, any Indebtedness of Caterair or its Subsidiaries that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Caterair Restricted Payment").

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 30 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) payments by Caterair to Caterair Holdings sufficient to enable Caterair Holdings to (i) pay franchise taxes and other fees and expenses necessary to maintain its corporate existence,
(ii) pay reasonable fees to its directors and (iii) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business; (3) payments by Caterair or any of its Subsidiaries to Caterair Holdings pursuant to the Caterair Tax Sharing Agreement; and (4) payments by Caterair or any Subsidiary of Caterair to the Issuer or any Restricted Subsidiary of the Issuer.

SECTION 4.11. Limitation on Transactions with Affiliates.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the paragraph below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $5 million or more (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Issuer or (ii) the Board of Directors of the Issuer shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; and provided, further, that for a transaction or series of related transactions with an aggregate value of $10 million or more, the Board of Directors of the Issuer shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

         The restrictions set forth in the preceding paragraph shall not apply to (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors or senior management; (2) transactions between or among the Issuer or any Restricted Subsidiary of the Issuer, on the one hand, and any Subsidiary of the Issuer or other Person controlled (as such term is defined in the definition of "Affiliate") by the Issuer, on the other hand, so long as no portion of the remaining interest in such Subsidiary or other Person is owned by a Person who controls (as such term is defined in the definition of "Affiliate") the Issuer, or between or among such Subsidiaries and Persons, provided such transactions are not otherwise prohibited by this Indenture; (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(4) transactions between the Issuer or any Restricted Subsidiary of the Issuer, on the one hand, and Caterair or any Subsidiary of Caterair, on the other hand; and (5) Restricted Payments permitted by this Indenture.

         Caterair will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates.

         The restrictions set forth in the preceding paragraph shall not apply to (1) transactions between Caterair or any Subsidiary of Caterair, on the one hand, and the Issuer or any Restricted Subsidiary of the Issuer, on the other hand; (2) transactions between or among Caterair or any Subsidiary of Caterair, on the one hand, and any Subsidiary of Caterair or other Person controlled (as such term is defined in the definition of "Affiliate") by Caterair, on the other hand, so long as no portion of the remaining interest in such Subsidiary or other Person is owned by a Person who controls (as such term is defined in the definition of "Affiliate") Caterair, or between or among such Subsidiaries and Persons, provided such transactions are not otherwise prohibited by this Indenture; (3) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Caterair or any Subsidiary of Caterair as determined in good faith by Caterair's Board of Directors or senior management; (4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (5) Caterair Restricted Payments permitted by this Indenture.

SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, and Caterair shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Issuer, Caterair or any Restricted Subsidiary of the Issuer may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Issuer is greater than 2.00 to 1.0.

SECTION 4.13. Limitation on Dividend and Other Payment
              Restrictions Affecting Subsidiaries.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances to or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or (c) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) any agreement existing on the Issue Date (including, without limitation, the Senior Bank Financing); (6) in the case of clause (c) above, (A) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien and (B) restrictions on the transfer of assets imposed by any agreement, lease or permit entered into or obtained in the ordinary course of business in connection with the operation of flight kitchens; (7) (A) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale,
(B) any agreement or instrument governing Capital Stock of any Person that is acquired or (C) any joint venture, stockholder or similar agreements; (8) encumbrances and restrictions imposed by any agreement or instrument governing Indebtedness (including any collateral or related documents) of any Restricted Subsidiary of the Issuer conducting substantially all of its business outside the United States; provided, however, that such Restricted Subsidiaries of the Issuer, in the aggregate, did not account for more than 10% of Consolidated EBITDA of the Issuer (after giving pro forma effect to inclusion of any additional Restricted Subsidiary proposing to enter into such an agreement or instrument) during the four full fiscal quarter period ending immediately prior to the date of determination thereof; or (9) an agreement effecting an amendment, refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

         Caterair shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Caterair to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to Caterair or any other Subsidiary of Caterair; or (c) transfer any of its property or assets to Caterair or any other Subsidiary of Caterair, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) any agreement existing on the Issue Date (including, without limitation, the Senior Bank Financing); (6) in the case of clause (c) above, (A) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien and (B) restrictions on the transfer of assets imposed by any agreement, lease or permit entered into or obtained in the ordinary course of business in connection with the operation of flight kitchens; (7) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale; or (8) an agreement effecting an amendment, a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or
(5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, refinancing, replacement or substitution agreement are not less favorable to Caterair in any material respect as determined by the Board of Directors of Caterair than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

SECTION 4.14. Prohibition on Incurrence of
              Senior Subordinated Debt.

         Neither the Issuer nor any Guarantor will, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is senior in right of payment to the Notes or its Guarantee, as the case may be, and expressly subordinate in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be.

SECTION 4.15. Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder can require the Issuer to repurchase all or a portion of such Holder's Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control occurs, the Issuer covenants to (i) repay in full all Indebtedness under the Senior Bank Financing (and terminate all commitments thereunder) and all such other Senior Debt the terms of which require repayment upon a Change of Control or Change of Control Offer and terminate the commitments of each holder of such other Senior Debt that has accepted such offer or (ii) obtain the requisite consents under the Senior Bank Financing and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.15; provided that the Issuer's failure to comply with such covenant resulting in a failure to mail the notice referred to below shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

         (b) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Issuer shall send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

         (1) that the Change of Control Offer is being made pursuant to this
    Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment;

         (2) the repurchase price (including the amount of accrued interest, if any) and the repurchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

         (3) that any Note not tendered will continue to accrue interest;

         (4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

         (8) the circumstances and relevant facts regarding such Change of Control.

         (c) On or before the Change of Control Payment Date, the Issuer shall
(i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Issuer for cancellation. Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuer.

         (d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other Notes laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.16. Limitation on Asset Sales.

         (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) other than with respect to the Australian Assets, the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer's Board of Directors); (ii) at least 75% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay (or, in the case of letters of credit or Eurodollar loans under the Senior Bank Financing, cash collateralize) any Senior Debt or Guarantor Senior Debt or, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and/or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and/or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Issuer or such Restricted Subsidiary to make an offer to repurchase (the "Net Proceeds Offer") on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the excess, if any, of
(x) the Net Proceeds Offer Amount over (y) the amount of any such Net Cash Proceeds required to be used by the Issuer or such Restricted Subsidiary to repurchase any senior subordinated Indebtedness of the Issuer outstanding on the Issue Date (other than Indebtedness evidenced by the Notes) at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued interest to the date of repurchase; provided, however, that if at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16.

         (b) Notwithstanding Section 4.16(a), if a Net Proceeds Offer Amount is less than $10 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Issuer and its

Restricted Subsidiaries aggregates at least $10 million, at which time the Issuer or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

         (c) Notwithstanding Sections 4.16(a) and (b) the two immediately preceding paragraphs, the Issuer and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with Sections (a) and
(b) of this Section 4.16 to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for fair market value (as determined in good faith by the Board of Directors of the Issuer); provided that the Net Cash Proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this Section 4.16(c) shall constitute Net Cash Proceeds subject to the provisions of Sections (a) and (b) of this Section 4.16.

         (d) Caterair shall not, and shall not permit any of its Subsidiaries to, consummate a Caterair Asset Sale unless (i) Caterair or the applicable Subsidiary, as the case may be, receives consideration at the time of such Caterair Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Caterair's Board of Directors); (ii) at least 75% of the consideration received by Caterair or such Subsidiary, as the case may be, from such Caterair Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of a Caterair Asset Sale, Caterair shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Caterair Asset Sale within 365 days of receipt thereof either (A) to prepay any Guarantor Senior Debt or, in the case of any Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or, if there is no Guarantor Senior Debt outstanding, to prepay Senior Debt or, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to repay the Caterair Promissory Note; provided that the Issuer treats the proceeds received from such repayment as proceeds of an Asset Sale by the Issuer in compliance with Section 4.16(a) of this Indenture, (C) to reinvest in Productive Assets, or (D) a combination of prepayment, repayment, reduction and investment permit-ted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 366th day after a Caterair Asset Sale or such earlier date, if any, as the Board of Directors of Caterair or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Caterair Asset Sale as set forth in clause (iii) of the next preceding sentence (each, a "Caterair Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Caterair Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B), (iii)(C) and/or (iii)(D) of the next preceding sentence (each, a "Caterair Net Proceeds Offer Amount") shall be applied by Caterair or such Subsidiary to make an offer to repurchase (the "Caterair Net Proceeds Offer") on a date not less than 30 nor more than 45 days following the applicable Caterair Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the excess, if any, of (x) the Caterair Net Proceeds Offer Amount over (y) the amount of any such Net Cash Proceeds required to be used by Caterair to repurchase any senior subordinated Indebtedness of the Issuer outstanding on the Issue Date (other than the Indebtedness evidenced by the Notes) at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued interest to the date of repurchase; provided, however, that if at any time any non-cash consideration received by Caterair or any Subsidiary of Caterair, as the case may be, in connection with any Caterair Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute a Caterair Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. Caterair shall not resell or otherwise dispose of any Notes repurchased pursuant to a Caterair Net Proceeds Offer, other than to the Issuer for cancellation.

         (e) Subject to the deferral right set forth in Section 4.16(b), the Issuer or Caterair, as applicable, shall mail a notice of each Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date or Caterair Net Proceeds Offer Trigger Date, as the case may be, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, and shall state the following terms:

         (1) that the Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, is being made pursuant to Section 4.16 of this Indenture and that Holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 and that all Notes validly tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, the Issuer or Caterair, as the case may be, shall select the Notes to be purchased on a pro rata basis (based upon the principal amount tendered);

         (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

         (3) that any Note not tendered will continue to accrue interest;

         (4) that (a) in the case of a Net Proceeds Offer, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date, or (b) in the case of a Caterair Net Proceeds Offer, unless Caterair defaults in making payment therefor, any Note accepted for payment pursuant to the Caterair Net Proceeds Offer shall be deemed to be transferred to Caterair on the Proceeds Purchase Date;

         (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

         (8) the circumstances and relevant facts regarding such Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be.

         (f) Upon receiving notice of the Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount or Caterair Net Proceeds Offer Amount, as the case may be, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, shall remain open for a period of 20 business days or such longer period as may be required by law.

         (g) On or before the Proceeds Purchase Date, the Issuer or Caterair, as the case may be, shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuer or Caterair, as the case may be. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price out of funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon payment of the purchase price for the Notes accepted for purchase, the Trustee shall, (i) in the case of a Net Proceeds Offer, return the Notes purchased to the Issuer for cancellation, or (ii) in the case of a Caterair Net Proceeds Offer, (A) send the Notes purchased to Caterair and (B) instruct the Registrar that such Notes shall be transferred to Caterair pursuant to Section 2.06. Any Notes not so accepted shall be promptly mailed by the Issuer or Caterair, as the case may be, to the Holder thereof.

         (h) If the aggregate principal amount of Notes validly tendered pursuant to any Net Proceeds Offer or Caterair Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer or Caterair Net Proceeds Offer, the Issuer or Caterair, as the case may be, may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for purposes otherwise permitted by this Indenture. Upon the consummation of any Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, from the Asset Sales or Caterair Asset Sales, as the case may be, giving rise to such Net Cash Proceeds shall be deemed to be zero.

         (i) The Issuer or Caterair, as the case may be, shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Issuer or Caterair, as the case may be, shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17. Limitation on Preferred Stock of
              Subsidiaries.

         The Issuer shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock to any Person or permit any Person to own any Preferred Stock of a Restricted Subsidiary of the Issuer, unless the Issuer's percentage interest in the Preferred Stock of such Restricted Subsidiary is equal to or greater than the Issuer's percentage interest in the common equity of such Restricted Subsidiary.

         Caterair shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Issuer, a Wholly Owned Restricted Subsidiary of the Issuer, Caterair or a Wholly Owned Subsidiary of Caterair) or permit any Person (other than the Issuer, a Wholly Owned Restricted Subsidiary of the Issuer, Caterair or a Wholly Owned Subsidiary of Caterair) to own any Preferred Stock of any Subsidiary of Caterair.

SECTION 4.18. Limitation on Liens.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, except for (A) Liens securing Senior Debt and/or Guarantor Senior Debt and (B) Permitted Liens, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured.

         Caterair shall not, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, except for (i) Permitted Liens, (ii) Liens securing Senior Debt and/or Guarantor Senior Debt and (iii) Liens in favor of the Issuer or any Restricted Subsidiary of the Issuer.

SECTION 4.19. Guarantees of Certain Indebtedness.

         The Issuer shall not permit any of its domestic Restricted Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Bank Financing or any refunding or refinancing thereof, in each case unless such Restricted Subsidiary, the Issuer and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary. Neither the Issuer nor any such Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Issuer to incur Indebtedness otherwise prohibited by Section 4.12.

         Caterair shall not permit any of its domestic Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Bank Financing or any refunding or refinancing thereof, in each case unless such Subsidiary, the Issuer and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary. Neither the Issuer nor any such Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Subsidiary of Caterair to incur Indebtedness otherwise prohibited by Section 4.12.

SECTION 4.20. Conduct of Business of the Issuer
              and Its Restricted Subsidiaries.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than (i) the businesses in which the Issuer, Caterair and their respective Subsidiaries and joint ventures are engaged on the Issue Date; (ii) the businesses of (A) producing, distributing, selling or delivering, or providing management or other services with respect to, meals or other food products, (B) providing catering services, (C) providing goods or services to Persons engaged in providing transportation services, including, but not limited to, Persons engaged in the airline or other passenger transportation business, or (D) providing goods or services to or at, transportation terminals and other facilities, including, but not limited to, airports, train stations, bus stations or roadside service facilities (including, but not limited to, providing goods or services to any Person who conducts operations at any such facility); or (iii) any business which is determined in good faith by the Issuer's board of directors to be similar, ancillary, complimentary or related to, or an extension of, any business described in clause (i) or (ii) above.

SECTION 4.21. Conduct of Business of Caterair.

         So long as any Caterair Lease or Caterair License that is in effect on the Issue Date remains in effect, Caterair shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the leasing of the Caterair Leased Property pursuant to the Caterair Lease and the licensing of the Caterair Licensed Property pursuant to the Caterair License; provided, however, that Caterair may continue to operate certain of its flight kitchens if Caterair has not received as of the Issue Date the requisite consents to lease such flight kitchens to the Issuer or a Subsidiary of the Issuer.

SECTION 4.22. Guarantor Capital Stock.

         The Issuer or a Subsidiary Guarantor will own all of the Capital Stock of each Guarantor (other than Caterair).

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION 5.01. When Issuer May Merge, etc.

         (a) The Issuer shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons or adopt a Plan of Liquidation unless:

         (i) either (A) the Issuer shall be the survivor of such merger or consolidation or (B) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person shall expressly assume all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

         (ii) except in the case of a transaction between the Issuer and a Guarantor, immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Issuer or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

         (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

         (iv) the Issuer has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving or transferee Person agrees pursuant to a supplemental indenture to be bound thereby, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

SECTION 5.02. Successor Corporation Substituted.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer or any adoption of a Plan of Liquidation by the Issuer in accordance with Section 5.01, the surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such surviving or transferee Person had been named as the Issuer herein; provided, however, that solely for purposes of computing amounts described in clause (iii) of the first paragraph of Section 4.10, any such surviving or transferee Person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01. Events of Default.

         Each of the following shall be an "Event of Default":

         (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten);

         (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer or a Caterair Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten);

         (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 45 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

         (4) the failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of (A) the Issuer, (B) Caterair, (C) any Significant Subsidiary of the Issuer or Caterair or (D) any combination of two or more Non-Significant Subsidiaries of the Issuer which at the time of determination own on a combined basis more than 10% of the consolidated assets of the Issuer (determined on a basis consistent with the definition of "Significant Subsidiary") and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Issuer, Caterair, such Significant Subsidiary or such Non-Significant Subsidiaries, as the case may be, of notice of any such acceleration) if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $15 million or more at any time;

         (5) one or more judgments in an aggregate amount in excess of $15 million (which are not paid or covered by third-party insurance by financially sound insurers that have not disclaimed coverage) shall have been rendered against the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         (6) except as permitted by this Indenture, the Guarantee of Caterair or of a Significant Subsidiary of the Issuer or Caterair shall be held in any judicial proceeding to be unenforceable or invalid and such holding has become final and non-appealable or the Guarantee of Caterair or of a Significant Subsidiary of the Issuer or Cat-erair shall cease for any other reason to be in full force and effect;

         (7) the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors; or

         (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair, (B) appoint a Custodian of the Issuer, Caterair or any Significant Subsidiary of the Issuer or Caterair or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02. Acceleration.

         If an Event of Default (other than an Event of Default specified in paragraph 7 or 8 of Section 6.01 with respect to the Issuer) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Notes outstanding, together with accrued but unpaid interest, if any, on all Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same
(i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Bank Financing, shall become due and payable upon the first to occur of an acceleration under the

Senior Bank Financing or 5 Business Days after receipt by the Issuer and the Representative under the Senior Bank Financing of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in paragraph 7 or 8 of
Section 6.01 occurs and is continuing with respect to the Issuer, all unpaid principal and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except non-payment of the principal or interest on the Notes which have become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate as specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in paragraphs 7 and 8 of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officer's Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

         Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in paragraphs 1 and 2 of Section 6.01.

SECTION 6.05. Control by Majority.

         The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee, in its discretion, which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

         A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee notice of a continuing Event of Default;

         (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holders offer to the Trustee indemnity or Note against any loss, liability or expense to be incurred in compliance with such request which is reasonably satisfactory to the Trustee;

         (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or Note; and

         (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

         If an Event of Default in payment of principal or interest specified in paragraphs (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such pay-ments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Issuer's payment obligations under this
Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Sections 6.09 and 7.07;

         Second: if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their collection costs;

         Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Fourth: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01. Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this
    Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         (g) In the absence of bad faith, negligence or wilful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable Note or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Caterair, any Subsidiary of the Issuer or Caterair, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer or Caterair Net Proceeds Offer, as the case may be, and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to
Section 6.01(1), 6.01(2) or 4.01; or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 7.06. Reports by Trustee to Holders.

         Within 60 days after May 15 of each year beginning with May 15, 1998, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previ-ous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07. Compensation and Indemnity.

         The Issuer shall pay to the Trustee in its capacity as such from time to time such compensation as may be agreed upon in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability, damage, claim or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08. Replacement of Trustee.

         The Trustee may resign by so notifying the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor trustee. The Issuer may remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other Notes, or certificates of interest or participation in other Notes, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of
              Claims Against the Issuer.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuer and any other obligor of the Notes.


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01. Termination of the Issuer's Obligations.

         This Indenture shall cease to be of further effect and the obligations of the Issuer under the Notes and this Indenture and the obligations of the Guarantors under the Guarantees and this Indenture shall terminate (except that the Issuer's obligations under Section 7.07 and the Trustee's and the Paying Agent's obligations under Sections 8.04 and 8.05 shall survive the effect of this Article Eight) when (i) all outstanding Notes theretofore authenticated have been delivered to the Trustee for cancellation and the Issuer has paid or caused to be paid all sums payable by it hereunder or (ii) the Issuer has called for redemption pursuant to this Indenture and the Notes all of the Notes under arrangements satisfactory to the Trustee, the amounts described in Section 8.01(a) below have been deposited, the conditions in clauses (i) and (ii) of the proviso in Section 8.01(a) have been satisfied and the Officers' Certificate and Opinion of Counsel described in Section 8.01(e) have been delivered.

         In addition, this Indenture shall cease to be of further effect as to all outstanding Notes if:

         (a) the Issuer irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and Note agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

         (b) no Default or Event of Default shall have occurred or be continuing on the date of such deposit and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary of the Issuer is a party or by which it or its property is bound;

         (c) the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (d) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the foregoing paragraph, the Issuer's and the Guarantors' respective obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06 and 2.12, Article Three and Sections 4.01, 4.02, 4.03, 7.07, 7.08, 8.04 and 8.05
shall survive until the Notes are no longer outstanding. Thereafter, the Issuer's obligations in Section 7.07 and the Trustee's and the Paying Agent's obligations under Sections 8.04 and 8.05 shall survive.

SECTION 8.02. Acknowledgment of Discharge by Trustee.

         Subject to Section 8.05, after (i) the conditions of Section 8.01, have been satisfied and (ii) the Issuer has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Issuer shall acknowledge in writing the discharge of the Issuer's and the Guarantor's respective obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03. Application of Trust Money.

         The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited U.S. Legal Tender or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and accrued and unpaid interest on the Notes.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.04. Repayment to the Issuer.

         The Trustee and the Paying Agent shall promptly pay to the Issuer any excess U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Issuer, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such money remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

SECTION 8.05. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantors' respective obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01. Without Consent of Holders.

         The Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

         (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

         (2) to comply with Article Five and Section 11.05 of this Indenture;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

         (4) to make any other change that does not adversely affect in any material respect the rights of any Holder hereunder;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

         Subject to Section 6.07, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the outstanding Notes may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Sections 6.04 and 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Issuer or the Guarantors with any provision of this Indenture, the Notes or the Guarantees without notice to any other Holders.

         (a) No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall, directly or indirectly, without the consent of each Holder of each Note affected thereby:

         (1) reduce the amount of Notes whose Holders must consent to an amendment;

         (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

         (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or, except with respect to the matters described in clause (b)(1) below, change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

         (4) make any Notes payable in money other than that stated in the Notes;

         (5) make any change in provisions of this Indenture protecting the right of each Holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of a class of Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Notes); or

         (6) modify the provisions of Article Ten or Twelve of this Indenture to adversely affect the Holders of Notes.

         (b) No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall directly or indirectly, without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes issued under this Indenture, (1) amend, change or modify the obligation of (A) the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control that has been consummated or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto or (B) Caterair to make and consummate a Caterair Net Proceeds Offer with respect to any Caterair Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or (2) release Caterair or any other Guarantor which is a Significant Subsidiary of the Issuer or Caterair from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of such Guarantee and this Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

SECTION 9.03. Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten or Guarantor Senior Debt under Article Twelve without the consent of such holder.

SECTION 9.04. Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of Section 9.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any

Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06. Trustee To Sign Amendments, etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE TEN

                             SUBORDINATION OF NOTES


SECTION 10.01. Notes Subordinated to Senior Debt.

         The Issuer covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Issuer shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt) of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02. No Payment on Notes in Certain
               Circumstances.

         (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (including for this purpose any such default in payment by Caterair or any other borrower with respect to the Senior Bank Financing which is a Subsidiary of the Issuer with respect to its Obligations with respect to the Senior Bank Financing or any Interest Swap Obligations related thereto), no payment of any kind or character shall be made by or on behalf of the Issuer or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Issuer nor any other Person on its behalf shall
(x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date such Blockage Period was commenced and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

         (c) Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment with respect to Obligations on the Notes.

SECTION 10.03. Payment Over of Proceeds upon
               Dissolution, etc.

         (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents (or such payment duly provided for to the satisfaction of the holders of the Senior Debt) before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

         (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (c) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets to another corporation upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five.

SECTION 10.04. Payments May Be Paid Prior to Dissolution.

         Subject to Sections 10.02(b) and 10.03(b), nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or
(ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in
Section 10.07. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer.

SECTION 10.05. Subrogation.

         Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Issuer and the Holders of the Notes, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 10.06. Obligations of the Issuer Unconditional.

         Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, of the holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

SECTION 10.07. Notice to Trustee.

         The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trust Officer of the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least two Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 10.07, then, anything herein contained to the contrary notwithstanding, but otherwise subject to the provisions of Sections 10.02(b) and 10.03(b), the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. Reliance on Judicial Order or Certificate of
               Liquidating Agent.

         Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Is-suer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. Trustee's Relation to Senior Debt.

         The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its duties, covenants, responsibilities and obligations as are specifically set forth in this Article Ten, and no implied duties, covenants, responsibilities or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Ten or otherwise.

         Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by
               Acts or Omissions of the Issuer or
               Holders of Senior Debt.

         No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, re-gardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.11. Holders Authorize Trustee To
               Effectuate Subordination of Notes.

         Each Holder of a Note by its acceptance of such Note authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee such Holder's attorney-in-fact to act for and on behalf of each such Holder of Notes for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. This Article Ten Not To Prevent Events
               of Default.

         The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.


                                 ARTICLE ELEVEN

                             GUARANTEES OF THE NOTES


SECTION 11.01. Guarantees.

         Subject to the provisions of this Article Eleven, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any of the other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations on the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations on the Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at final stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, each Guarantor will be obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders of

Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuer on the Notes.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Guarantees. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

         The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under the Guarantees by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

         The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

         Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that in no event shall any Guarantor's obligations under its Guarantee be subject to avoidance under any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that the Guarantees would, but for this sentence, be subject to avoidance, then the liability of the Guarantors under the Guarantees shall be reduced to the extent necessary such that such Guarantees shall not be subject to avoidance under the applicable fraudulent conveyance or similar law. Subject to the preceding limitation on liability, the Guarantee of each Guarantor constitutes a guarantee of payment in full when due and not merely a guarantee of collectability.

SECTION 11.02. Execution and Delivery of the Guarantees.

         To further evidence the Guarantees set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantees, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03. Additional Guarantors.

         Any Person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.04. Limitation of Guarantors' Liability.

         The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (other than liabilities of such Guarantor under Indebtedness which constitutes Subordinated Indebtedness with respect to its Guarantee) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.06, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 11.05. Guarantors May Consolidate, etc., on
               Certain Terms; Release from Guarantee.

         (a) Each Guarantor may consolidate with or merge into or sell all or substantially all of its assets to the Issuer or another Guarantor (other than Caterair) without limitation. Each Guarantor may consolidate with or merge into or sell all or substantially all of its assets to a corporation other than the Issuer or another Guarantor (whether or not affiliated with such Guarantor, but subject to the provisions of Section 11.05(b)); provided that (a) (i) such transaction is treated as an Asset Sale or Caterair Asset Sale, as the case may be, for purposes of Section 4.16 hereof or (ii) if the surviving corporation is not such Guarantor, the surviving corporation agrees to assume such Guarantor's obligations under its Guarantee and all of its obligations under this Indenture and (b) such transaction does not (i) violate any covenants set forth in Article Four or Article Five of this Indenture or (ii) result in a Default or Event of Default under Article Six of this Indenture immediately thereafter that is continuing.

         (b) Upon (i) the release by the lenders under the Senior Bank Financing, related documents and future refinancings thereof of all guarantees of a Guarantor (other than Caterair) and all Liens on the property and assets of such Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Issuer or Caterair (which sale or disposition is otherwise in compliance with this Indenture), such Guarantor shall be deemed released from all of its obligations under its Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under the Senior Bank Financing and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Issuer shall also terminate upon such release, sale or transfer.

         (c) The Trustee shall, at the Issuer's expense, deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuer accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.05. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

SECTION 11.06. Contribution.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled, so long as the exercise of such right does not impair the rights of the Holders under the Guarantees, to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantees; provided that such Funding Guarantor's contribution right with respect to any such Guarantor shall be subordinated in right of payment to such Guarantor's Guarantor Senior Debt on the same basis as its Guarantee is subordinated to Guarantor Senior Debt pursuant to Article Twelve.

SECTION 11.07. Waiver of Subrogation.

         Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the provisions of Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct or indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEES


SECTION 12.01. Guarantee Obligations Subordinated
               to Guarantor Senior Debt.

         Each Guarantor covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article Twelve; and the Trustee and each Person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes pursuant to the Guarantees made by or on behalf of any Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Guarantor Senior Debt of such Guarantor) of all existing and future Obligations on the Guarantor Senior Debt of such Guarantor; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of such Guarantor, and that each holder of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of such Guarantor in reliance upon the covenants and provisions contained in this Indenture and the Guarantees.

         This Section 12.01 and the following Sections 12.02 through 12.15 of this Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Debt of any Guarantor and, to the extent set forth in Section 12.02, holders of Designated Guarantor Senior Debt; and such provisions are made for the benefit of the holders of Guarantor Senior Debt of each Guarantor and, to the extent set forth in 12.02, holders of Designated Guarantor Senior Debt; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 12.02. No Payment on Guarantees in Certain
               Circumstances.

         (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, Guarantor Senior Debt of any Guarantor, no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on behalf of such Guarantor with respect to any Obligations of such Guarantor on the Notes or under the Guarantee of such Guarantor or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to Designated Guarantor Senior Debt of any Guarantor, as such event of default is defined in the instrument creating or evidencing such Designated Guarantor Senior Debt, permitting the holders of such Designated Guarantor Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Guarantor Senior Debt gives written notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Guarantor Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 180 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), neither such Guarantor nor any other Person on behalf of such Guarantor shall (x) make any payment of any kind or character with respect to any Obligations of such Guarantor on the Notes or under the Guarantee of such Guarantor or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days from the date such Guarantor Blockage Period was commenced and only one such Guarantor Blockage Period with respect to such Guarantor may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Guarantor Senior Debt shall be, or be made, the basis for commencement of a second Guarantor Blockage Period by the Representative of such Designated Guarantor Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of a Guarantee when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of such Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Guarantor Senior Debt, if any, received from the holders of such Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer or the Guarantors and only amounts included in the information provided to the Trustee shall be paid to the holders of such Guarantor Senior Debt.

         (c) Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment with respect to Obligations on the Guarantees.

SECTION 12.03. Payment Over of Proceeds upon
               Dissolution, etc.

         (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt of such Guarantor shall first be paid in full in cash or Cash Equivalents (or such payment duly provided for to the satisfaction of the holders of the Guarantor Senior Debt of such Guarantor) before any payment or distribution of any kind or acter is made on account of any Obligations of such Guarantor on its Guarantee, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or char-acter, whether in cash, property or securities, to which the Holders of the Guarantees or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Guarantees or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

         (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

         (c) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation which complies with the terms and conditions provided in Section 11.05 and which does not violate any other Obligation of such Guarantor under this Indenture or Guarantee of such Guarantor and as long as permitted under the terms of the Guarantor Senior Debt of such Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Section 11.05.

SECTION 12.04. Payments May Be Paid Prior to Dissolution.

         Subject to Sections 12.02(b) and 12.03(b), nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 and 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have actually received the written notice provided for in the second sentence of Section 12.02(a) or in
Section 12.09. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

SECTION 12.05. Subrogation.

         Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of a Guarantor, the Holders of the Guarantees shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guar-antor applicable to the Guarantor Senior Debt of a Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor or by or on behalf of the Holders of the Guarantees by virtue of this Article Twelve which otherwise would have been made to such Holders of the Guarantees shall, as between such Guarantor and the Holders of the Guarantees, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of a Guarantor.

SECTION 12.06. Guarantee Provisions Solely To Define
               Relative Rights.

         The subordination provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Debt of each Guarantor and, to the extent set forth in Section 12.02, holders of Designated Guarantor Senior Debt of each Guarantor, on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of its Guarantor Senior Debt and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under its Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Debt of such Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Twelve of the holders of Guarantor Senior Debt of such Guarantor hereunder and, to the extent set forth in Section 12.02, holders of Designated Guarantor Senior Debt of such Guarantor (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor referred to in Section 12.03, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.02, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.02(c).

         The failure by any Guarantor to make a payment in respect of its obligations under its Guarantee by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 12.07. Trustee To Effectuate Subordination
               of Obligations Under the Guarantees.

         Each Holder of a Note by its acceptance of such Note authorizes and expressly directs the Trustee to take on behalf of such Holder of Notes such action as may be necessary or appropriate to effectuate as between the holders of Guarantor Senior Debt and Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact to act for it and on its behalf for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or, otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Guarantee and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.08. No Waiver of Guarantee Subordination
               Provisions.

         No right of any present or future holder of any Guarantor Senior Debt of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer or such Guarantor with the terms of this Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Guarantees to the holders of such Guarantor Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates, or otherwise amend or supplement in any manner such Guarantor Senior Debt or any Senior Debt to which such Guarantor Senior Debt relates; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other Person.

SECTION 12.09. Guarantors To Give Notice to Trustee.

         The Issuer and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Issuer or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. Notwithstanding the subordination provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, such Guarantor or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least two Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 12.09, then, anything herein contained to the contrary notwithstanding, but otherwise subject to the provisions of Sections 12.02(b) and 12.03(b), the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.10. Reliance on Judicial Order or Certificate
               of Liquidating Agent Regarding Dissolution, etc., of Guarantors.

         Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such bankruptcy, liquidation or reorganization, dissolution, winding-up proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Guarantees, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.11. No Suspension of Remedies.

         Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Debt of the Guarantors.

SECTION 12.12. Trustee's Relation to Guarantor
               Senior Debt.

         The Trustee and any agent of the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of such Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its duties, covenants, responsibilities and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Twelve or otherwise.

         Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01. TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuer or any of the Guarantors:

         c/o SC International Services, Inc.
         524 East Lamar
         Arlington, Texas  76011
         Attention:  Chief Financial Officer

         with a copy to:

         Kaye Scholer, Fierman, Hays & Handler
         425 Park Avenue
         New York, New York  10022-3598
         Attention:  Joel I. Greenberg, Esq.

         if to the Trustee:

         The Bank of New York
         101 Barclay Street, Floor 21 West
         New York, New York  10286
         Attention:  Corporate Trust Trustee Administration

         Each of the Issuer, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other
               Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION  13.04. Certificate and Opinion as to Conditions
                Precedent.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, other than with respect to the authentication of the Notes for original issuance on the Issue Date, the Issuer shall furnish to the Trustee:

         (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08. Governing Law.

         THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED

WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 13.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. No Recourse Against Others.

         A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.11. Successors.

         All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Duplicate Originals.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13. Severability.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                 SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    Issuer:

                                    SC INTERNATIONAL SERVICES, INC.

                                    By: /s/ Patrick W. Tolbert
                                        ---------------------------------
                                          Name: Patrick W. Tolbert
                                          Title: Executive Vice President
                                                 and Chief Financial and
                                                 Administrative Officer

                                    Guarantors:

                                    SKY CHEFS, INC.

                                    By: /s/ Thomas J. Lee
                                        -----------------------------
                                          Name: Thomas J. Lee
                                          Title: Authorized Signatory


                                    CATERAIR INTERNATIONAL,
                                      INC. (II)

                                    By: /s/ Thomas J. Lee
                                        -------------------------------
                                          Name: Thomas J. Lee
                                          Title: Authorized Signatory


                                    CATERAIR INTERNATIONAL,
                                      CORPORATION

                                    By:  /s/ Thomas J. Lee
                                        ---------------------------------
                                          Name: Thomas J. Lee
                                          Title: Authorized Signatory

                                    CATERAIR INTERNATIONAL
                                      TRANSITION CORPORATION
                                    ONEX OHIO ACCEPTANCE CORPORATION
                                    ONEX OHIO FINANCE CORP.
                                    ONEX OHIO FINANCE CORP. II
                                    ONEX OHIO EQUITY CORP.
                                    ONEX OHIO EQUITY CORP. II
                                    ONEX OHIO CREDIT CORP.
                                    ONEX OHIO CREDIT CORP. II
                                    ONEX OHIO CAPITAL CORP.
                                    ONEX OHIO CAPITAL CORP. II
                                    ONEX OHIO FISCAL CORP.
                                    ONEX OHIO FISCAL CORP. II
                                    ONEX OHIO FUNDS CORP.
                                    ONEX OHIO FUNDS CORP. II
                                    ARLINGTON SERVICES, INC.
                                    ARLINGTON SERVICES HOLDING
                                      CORPORATION
                                    SKY CHEFS INTERNATIONAL CORP.
                                    BETHESDA SERVICES, INC
                                    CATERAIR NEW ZEALAND LIMITED
                                      (FORMERLY KNOWN AS BETHESDA
                                      SERVICES HOLDING CORPORATION)
                                    JFK CATERERS, INC.
                                    CATERAIR CONSULTING SERVICES
                                      CORPORATION
                                    WESTERN AIRE CHEF, INC.
                                    CATERAIR AIRPORT PROPERTIES, INC.
                                    CATERAIR ST. THOMAS HOLDING
                                      CORPORATION
                                    SKY CHEFS ARGENTINE, INC.


                                    By: /s/ Thomas J. Lee
                                        -------------------------------
                                          Name: Thomas J. Lee
                                          Title: Authorized Signatory

                                    Trustee:

                                    THE BANK OF NEW YORK, as Trustee


                                    By:  /s/ Walter N. Gitlin
                                        ---------------------------------
                                          Name: Walter N. Gitlin
                                          Title: Vice President

                             [FORM OF SERIES A NOTE]


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE),
(D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSI-

TORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                       EXHIBIT A

                             [Form of Series A Note]

                         SC INTERNATIONAL SERVICES, INC.

               9 1/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES A

                                                      CUSIP No. 784005AB6 (144A)
                                                               U8067MAA9 (Reg.S)
No.                                                                  $

         SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Issuer"), for value received, promises to pay to Cede & Co. or registered assigns, the principal sum of Dollars, on September 1, 2007

         Interest Payment Dates: March 1 and September 1

         Record Dates: February 15 and August 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this 9 1/4% Senior Subordinated Note due 2007 to be signed manually or by facsimile by its duly authorized officers.

                                    SC INTERNATIONAL SERVICES, INC.


                                    By:  __________________________
                                          Name:
                                          Title:


                                    By:  __________________________
                                          Name:
                                          Title:

Trustee's Certificate of Authentication


         This is one of the 9 1/4% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

Dated:  August 28, 1997

                                    THE BANK OF NEW YORK, as Trustee


                                    By:________________________________
                                              Authorized Signatory

                                (REVERSE OF NOTE)


               9 1/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES A


         1. Interest. SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 28, 1997. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes to the extent lawful.

         2. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

         4. Indenture and Guarantees. The Issuer issued the Notes under an Indenture, dated as of August 15, 1997 (the "Indenture"), among the Issuer, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 9 1/4% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000, which may be issued under the Indenture. The Notes include the Initial Notes, the

Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior subordinated unsecured obligations of the Issuer. Payment on each Note is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

         5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Debt must be paid before any payment may be made to any Holder of this Note. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

         6. (a) Optional Redemption. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after September 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) (payable in cash) if redeemed during the twelve-month period commencing on September 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            YEAR                                      PERCENTAGE
            ----                                      ----------
            2002 .....................................  104.635%
            2003 .....................................  103.476%
            2004 .....................................  102.318%
            2005 .....................................  101.159%
            2006 and thereafter ......................  100.000%

            (b) Optional Redemption Upon Public Equity Offerings. At any time or from time to time, on or prior to Septem-ber 1, 2000, the Issuer may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to $105 million in principal amount of the Notes at a redemption price of 109.25% of the principal amount thereof (payable in cash) plus accrued interest and Additional Interest, if any, to the date of redemption; provided that (i) at least $195 million in principal amount of the Notes remains outstanding immediately after any such redemption and (ii) such redemption is effected not more than 60 days after the consummation of such Public Equity Offering.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Issuer shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. Holders of Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

         9. Limitation on Disposition of Assets. Under certain circumstances the Issuer and Caterair are required to apply the net proceeds from Asset Sales or Caterair Asset Sales, as the case may be, to offer to repurchase Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of repurchase.

         10. Registration Rights. Pursuant to the Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers, the Issuer and the Guarantors will be obligated to consummate the Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for a 9 1/4% Senior Subordinated Note due 2007, Series B, of the Issuer (an "Unrestricted Note"), which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         11. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

         12. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         14. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         15. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five or Article Eleven of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries and Caterair and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer and Caterair must annually report to the Trustee on compliance with such limitations.

         17. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         18. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

         19. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Caterair, Subsidiaries of the Issuer and Caterair, or their respective Affiliates as if it were not the Trustee.

         20. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         21. Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

         22. Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

         23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         25. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: SC International Services, Inc., 524 East Lamar, Arlington, Texas 76011.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEES]


                         SENIOR SUBORDINATED GUARANTEES


         The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Articles Eleven and Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         No past, present or future stockholder, director, officer, employee or incorporator, as such, of any of the Guarantors shall have any liability for any obligation of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

         The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                          GUARANTORS:

                                          SKY CHEFS, INC.


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          CATERAIR INTERNATIONAL, INC. (II)

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          CATERAIR INTERNATIONAL
                                            CORPORATION

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                    CATERAIR INTERNATIONAL
                                      TRANSITION CORPORATION
                                    ONEX OHIO ACCEPTANCE CORPORATION
                                    ONEX OHIO FINANCE CORP.
                                    ONEX OHIO FINANCE CORP. II
                                    ONEX OHIO EQUITY CORP.
                                    ONEX OHIO EQUITY CORP. II
                                    ONEX OHIO CREDIT CORP.
                                    ONEX OHIO CREDIT CORP. II
                                    ONEX OHIO CAPITAL CORP.
                                    ONEX OHIO CAPITAL CORP. II
                                    ONEX OHIO FISCAL CORP.
                                    ONEX OHIO FISCAL CORP. II
                                    ONEX OHIO FUNDS CORP.
                                    ONEX OHIO FUNDS CORP. II
                                    ARLINGTON SERVICES, INC.
                                    ARLINGTON SERVICES HOLDING
                                      CORPORATION
                                    SKY CHEFS INTERNATIONAL CORP.
                                    BETHESDA SERVICES, INC
                                    CATERAIR NEW ZEALAND LIMITED
                                      (FORMERLY KNOWN AS BETHESDA
                                      SERVICES HOLDING CORPORATION)
                                    JFK CATERERS, INC.
                                    CATERAIR CONSULTING SERVICES
                                      CORPORATION
                                    WESTERN AIRE CHEF, INC.
                                    CATERAIR AIRPORT PROPERTIES, INC.
                                    CATERAIR ST. THOMAS HOLDING
                                      CORPORATION
                                    SKY CHEFS ARGENTINE, INC.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

                              [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER

_______________________________

________________________________________________________________________________
                     (please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.


Dated:___________________         _________________________________
                                  NOTICE:  The signature on this
                                  assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:  _________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Issuer or Caterair, as the case may be, pursuant to Section 4.15 or 4.16 of the Indenture, check the appropriate Box:

            Section 4.15 [ ]
            Section 4.16 [ ]

         If you wish to have a portion of this Note purchased by the Issuer or Caterair, as the case may be, pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you wish to have purchased:

US$____________


Date:   _______________ Your Signature _______________________
                                      (Sign exactly as your name
                                       appears on the other side
                                       of this Note)


Signature Guarantee:  _______________________

                                                                       EXHIBIT B


                             [Form of Series B Note]

                         SC INTERNATIONAL SERVICES, INC.

               9 1/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES B

                                                             CUSIP No. _________
No.                                                                  $

         SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Issuer"), for value received, promises to pay to Cede & Co. or registered assigns, the principal sum of Dollars, on September 1, 2007

         Interest Payment Dates: March 1 and September 1

         Record Dates: February 15 and August 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this 9 1/4% Senior Subordinated Note due 2007 to be signed manually or by facsimile by its duly authorized officers.

                                          SC INTERNATIONAL SERVICES, INC.


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

Trustee's Certificate of Authentication


         This is one of the 9 1/4% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

Dated:

                                          THE BANK OF NEW YORK, as Trustee


                                          By:
                                              ---------------------------------
                                                    Authorized Signatory

                                (REVERSE OF NOTE)


               9 1/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES B


         1. Interest. SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 28, 1997. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes to the extent lawful.

         2. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

         4. Indenture and Guarantees. The Issuer issued the Notes under an Indenture dated as of August 15, 1997 (the "Indenture"), among the Issuer, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 9 1/4% Senior Subordinated Notes due 2007, Series B (the "Unrestricted Notes"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000, which may be issued under the Indenture. The Notes include the 9 1/4%

Senior Subordinated Notes due 2007, Series A (the "Initial Notes"), the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior subordinated unsecured obligations of the Issuer. Payment on each Note is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

         5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Debt must be paid before any payment may be made to any Holder of this Note. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

         6. (a) Optional Redemption. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after September 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) (payable in cash) if redeemed during the twelve-month period commencing on September 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            YEAR                                      PERCENTAGE
            ----                                      ----------
            2002 .....................................  104.635%
            2003 .....................................  103.476%
            2004 .....................................  102.318%
            2005 .....................................  101.159%
            2006 and thereafter ......................  100.000%

         (b) Optional Redemption Upon Public Equity Offerings. At any time or from time to time, on or prior to September 1, 2000, the Issuer may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to $105 million in principal amount of the Notes at a redemption price of 109.25% of the principal amount thereof (payable in cash) plus accrued interest and Additional Interest, if any, to the date of redemption; provided that (i) at least $195 million in principal amount of the Notes remains outstanding immediately after any such redemption and (ii) such redemption is effected not more than 60 days after the consummation of such Public Equity Offering.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Issuer shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. Holders of Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

         9. Limitation on Disposition of Assets. Under certain circumstances the Issuer and Caterair are required to apply the net proceeds from Asset Sales or Caterair Asset Sales, as the case may be, to offer to repurchase Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of repurchase.

         10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

         11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five or Article Eleven of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries and Caterair and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer and Caterair must annually report to the Trustee on compliance with such limitations.

         16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predeces-sor under the Notes and the Indenture, the predecessor will be released from those obligations.

         17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

         18. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Caterair, Subsidiaries of the Issuer and Caterair, or their respective Affiliates as if it were not the Trustee.

         19. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

         21. Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

         22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: SC International Services, Inc., 524 East Lamar, Arlington, Texas 76011.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEES]


                         SENIOR SUBORDINATED GUARANTEES


         The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Articles Eleven and Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         No past, present or future stockholder, director, officer, employee or incorporator, as such, of any of the Guarantors shall have any liability for any obligation of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

         The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                          GUARANTORS:

                                          SKY CHEFS, INC.


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          CATERAIR INTERNATIONAL, INC. (II)

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          CATERAIR INTERNATIONAL
                                            CORPORATION

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                    CATERAIR INTERNATIONAL
                                      TRANSITION CORPORATION
                                    ONEX OHIO ACCEPTANCE CORPORATION
                                    ONEX OHIO FINANCE CORP.
                                    ONEX OHIO FINANCE CORP. II
                                    ONEX OHIO EQUITY CORP.
                                    ONEX OHIO EQUITY CORP. II
                                    ONEX OHIO CREDIT CORP.
                                    ONEX OHIO CREDIT CORP. II
                                    ONEX OHIO CAPITAL CORP.
                                    ONEX OHIO CAPITAL CORP. II
                                    ONEX OHIO FISCAL CORP.
                                    ONEX OHIO FISCAL CORP. II
                                    ONEX OHIO FUNDS CORP.
                                    ONEX OHIO FUNDS CORP. II
                                    ARLINGTON SERVICES, INC.
                                    ARLINGTON SERVICES HOLDING
                                      CORPORATION
                                    SKY CHEFS INTERNATIONAL CORP.
                                    BETHESDA SERVICES, INC
                                    CATERAIR NEW ZEALAND LIMITED
                                      (FORMERLY KNOWN AS BETHESDA
                                      SERVICES HOLDING CORPORATION)
                                    JFK CATERERS, INC.
                                    CATERAIR CONSULTING SERVICES
                                      CORPORATION
                                    WESTERN AIRE CHEF, INC.
                                    CATERAIR AIRPORT PROPERTIES, INC.
                                    CATERAIR ST. THOMAS HOLDING
                                      CORPORATION
                                    SKY CHEFS ARGENTINE, INC.


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

                              [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER

__________________________________

________________________________________________________________________________
                     (please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.


Dated:___________________         _________________________________
                                  NOTICE:  The signature on this
                                  assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:  _________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Issuer or Caterair, as the case may be, pursuant to Section 4.15 or 4.16 of the Indenture, check the appropriate Box:

            Section 4.15 [ ]
            Section 4.16 [ ]

         If you wish to have a portion of this Note purchased by the Issuer or Caterair, as the case may be, pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you wish to have purchased:

US$____________


Date:   _______________ Your Signature _______________________
                                      (Sign exactly as your name
                                       appears on the other side
                                       of this Note)


Signature Guarantee:  _______________________

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Trustee
                Administration

                  Re:  SC International Services,Inc. -
                       9 1/4 Senior Subordinated Notes due 2007

Ladies and Gentlemen:

            In connection with our proposed purchase of 9 1/4% Senior Subordinated Notes due 2007 (the "Notes") of SC International Services, Inc., a Delaware corporation (the "Issuer"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated August 22, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                  5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,



                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Trustee
                Administration

             Re: SC International Services, Inc. (the "Issuer") 9 1/4% Senior Subordinated Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of [$         ] aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]



                                          By:
                                              --------------------------------
                                              Authorized Signature


                                      D-2